 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BLUEFIRE ETHANOL FUELS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

This supplement is being filed solely to correct certain information contained in the Proxy Statement for the Annual Meeting of Shareholders to be held on July 31, 2008.  The 2007/2006 Summary Compensation Table on page 9 of the Proxy Statement filed on May 23, 2008 inadvertently omitted our three independent directors along with each of their reported compensation details.  The complete 2007/2006 Summary Compensation Table is reproduced herein.

2007/2006 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY($)		BONUS($)	STOCK AWARDS ($) (3)		OPTIONS AWARDS ($) (3)	NON- EQUITYINCENTI VE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)		TOTAL ($)

Arnold Klann Director and President	2007	216,583		51,780	5,070	(1)	750,519					1,023,952
	2006	113,000			16,750	(1)	2,477,415					2,607,165
Necitas Sumait Director, Secretary and VP	2007	149,500		51,780	5,070	(1)	556,521					762,871
	2006	78,000			16,750	(1)	1,114,850					1,209,600
John Cuzens Treasurer and VP	2007	149,500		51,780			556,521					757,801
	2006	75,000			16,750	(1)	1,114,850					1,206,600
Christopher Scott Chief Financial Officer	2007	86,250		51,780	275,001	(2)	556,521					969,552
Chris Nichols Director	2007	7,500	(5)		5,070	(1)						12,570
	2006	2,500			16,750	(1)				73,000	(4)	92,250
Joseph Emmas Director	2007	5,000			25,350	(1)						30,350
Victor Doolan Director	2007	5,000			25,350	(1)						30,350

(1)	Reflects value of shares of restricted common stock received as compensation as Director. See notes to consolidated financial statements for valuation.
(2)	Reflects value of 50,000 shares of restricted common stock received as compensation related to February 2007 employment agreement.
(3)	Valued based on the Black-Scholes valuation model at the date of grant, see note to the consolidated financial statements.
(4)	Reflects value of consideration received as compensation for consultant services.
(5)	Includes partial 2006 compensation of $2,500 paid in 2007.